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Exhibit 11.1
Computation of Earnings                                               EXHIBIT XI


                       WILLIS LEASE FINANCE CORPORATION
                       Computation of Earnings Per Share

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

                                                         Three Months Ended June 30                  Six Months Ended June 30
                                                    -------------------------------------      -------------------------------------
                                                         1999                   1998                1999                   1998
                                                    --------------         --------------      --------------         --------------
                                                    (in thousands, except per share data)      (in thousands, except per share data)
Income before extraordinary item
Basic
  Earnings:
    Income before extraordinary item                    $2,787                 $2,149              $5,573                 $4,099

  Shares:
    Average common shares outstanding                    7,374                  7,263               7,368                  7,228
                                                        ------                 ------              ------                 ------

Basic earnings per common share before
  extraordinary item                                     $0.38                  $0.30               $0.76                  $0.57

Assuming Full Dilution
  Earnings:
    Income before extraordinary item                    $2,787                 $2,149              $5,573                 $4,099
                                                        ------                 ------              ------                 ------

  Shares:
    Diluted average common shares outstanding            7,453                  7,488               7,455                  7,466
                                                        ------                 ------              ------                 ------

Earnings per common share assuming full dilution,
  before extraordinary item                              $0.37                  $0.29               $0.75                  $0.55
                                                        ------                 ------              ------                 ------

Net income
Basic
  Earnings:
    Net income                                          $2,787                 $2,149              $5,573                 $3,899
                                                        ------                 ------              ------                 ------

  Shares:
    Average common shares outstanding                    7,374                  7,263               7,368                  7,228
                                                        ------                 ------              ------                 ------

Basic earnings per common share                          $0.38                  $0.30               $0.76                  $0.53

Assuming Full Dilution
  Earnings:
    Net income                                          $2,787                 $2,149              $5,573                 $3,899
                                                        ------                 ------              ------                 ------

  Shares:
    Diluted average common shares outstanding            7,453                  7,488               7,455                  7,466
                                                        ------                 ------              ------                 ------

Earnings per common share assuming full dilution         $0.37                  $0.29               $0.75                  $0.52
                                                        ------                 ------              ------                 ------

Supplemental information:
Difference between average common shares outstanding to calculate basic and assuming full dilution is due to options outstanding under the 1996 Stock Options/
Stock Issuance Plan

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